Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Veralto Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	23,500,000(1) (2)	$80.44	$1,890,340,000	$110.20 per $1,000,000	$208,316
	Other	Deferred Compensation Obligations	457(h)	$40,000,000(3)	100%	$40,000,000	$110.20 per $1,000,000	$4,408
	Other	Interests in the Veralto Retirement Savings Plan	457(h)	Indeterminate(3)	N/A	N/A(5)	N/A(5)	-
	Total Offering Amounts					$1,930,340,000		$212,724
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$212,724

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers the issuance of (i) 22,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Veralto Corporation (“Veralto”) that may be issued under the Veralto Corporation 2023 Omnibus Incentive Plan, and its sub-plans, the Veralto Corporation Executive Deferred Incentive Plan and Veralto Corporation Excess Contribution Program, (ii) 500,000 shares of Common Stock that may be issued by Veralto under the Veralto Corporation Deferred Compensation Plan, and (iii) 1,000,000 shares of Common Stock that may be acquired by Veralto under the Veralto Retirement Savings Plan in connection with a participant’s election to invest a portion or his or her interest in such plan in a fund that invests in Common Stock.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Veralto Corporation 2023 Omnibus Incentive Plan, the Veralto Corporation Executive Deferred Incentive Plan, the Veralto Corporation Excess Contribution Program, the Veralto Corporation Deferred Compensation Plan and the Veralto Retirement Savings Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)
Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers unsecured obligations of Veralto to pay deferred compensation in the future in accordance with the terms of the Veralto Corporation Executive Deferred Incentive Plan, the Veralto Corporation Excess Contribution Program and the Veralto Corporation Deferred Compensation Plan and an indeterminate number of plan interests to be offered or sold pursuant to the Veralto Retirement Savings Plan.

(4)
Estimated, solely for the purpose of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock on September 27, 2023 in the “when-issued” trading market as reported on the New York Stock Exchange, and based on an estimated amount of $40,000,000 in Deferred Compensation Obligations.

(5)	Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

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